                                                                      Exhibit 11

                       COMPUTATION OF EARNINGS PER SHARE
                SOUTHERN NATIONAL CORPORATION AND SUBSIDIARIES
              For the Three Months Ended March 31, 1995 and 1994
                 (Dollars in thousands, except per share data)

                                                                                               1995                  1994
                                                                                         -----------------     -----------------
PRIMARY EARNINGS (LOSS) PER SHARE:
   Weighted average number of common shares outstanding during the period                   102,200,432           100,755,726

   Add-
       Dilutive effect of outstanding options (as determined by application of
           treasury stock method)                                                             1,180,112             1,087,254
                                                                                         ---------------       ----------------
   Weighted average number of common shares, as adjusted                                    103,380,544           101,842,980
                                                                                         ===============       ================

   Net income (loss)                                                                      $     (12,553)        $      54,971

   Less-
       Preferred dividend requirements                                                            1,299                 1,299
                                                                                         ---------------       ----------------
   Income (loss) available for common shares                                              $     (13,852)        $      53,672
                                                                                         ===============       ================

   Primary earnings (loss) per share                                                      $       (0.13)        $        0.53
                                                                                         ===============       ================
FULLY DILUTED EARNINGS (LOSS) PER SHARE:
   Weighted average number of common shares outstanding during the period                   102,200,432           100,755,726

   Add-
       Shares issuable assuming conversion of convertible preferred stock                     4,548,236             4,548,236
       Dilutive effect of outstanding options (as determined by application of
           treasury stock method)                                                             1,180,268             1,087,254
       Shares assuming conversion of convertible debentures                                     495,689               499,638
                                                                                        ----------------       ----------------
   Weighted average number of common shares, as adjusted                                    108,424,625           106,890,854
                                                                                        ================     ==================
   Net income (loss)                                                                      $     (12,553)        $      54,971
   Add after tax interest expense and amortization issue costs
       applicable to convertible debentures                                                           81                    81
                                                                                        ----------------       ----------------
   Net income (loss), as adjusted                                                         $     (12,472)        $      55,052
                                                                                        ================       ================
   Fully diluted earnings (loss) per share                                                $           NM        $         .52
                                                                                        ==================     ================

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NM - not meaningful